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                                                                      Exhibit 21
                                  Subsidiaries

                     Name                          Jurisdiction of Organization

    Bank of Luxemburg                                        Wisconsin
    Area Development Corporation                             Wisconsin
    Luxemburg Investment Corporation *                        Nevada

                * A wholly-owned subsidiary of Bank of Luxemburg












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